EXHIBIT 10.22

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (“Amendment”), dated as of December 31, 2004 (“Effective Date”), is entered into by and among PLACER SIERRA BANK, a California banking corporation (“Bank”) and PLACER SIERRA BANCSHARES (“PLSB”) (hereafter jointly as (“Employer”), and RANDALL REYNOSO (“Employee”).

A. Bank and Employee are parties to that certain Employment Agreement, dated October 28, 2003 and an amendment to that agreement dated June 1, 2004 (jointly as “Agreement”).

B. Bank is a wholly owned subsidiary of PLSB and Employer seek to confirm the employment status of Employee.

C. Employer and Employee desire to amend the Agreement as set forth in this Amendment.

Now, therefore, the Agreement is hereby amended as follows:

AMENDMENT

1. Additional Duties. Employee currently serves as the President and Chief Operating Officer of Bank. Employer and Employee hereby agree that Employee will also now assume the duties and title of President and Chief Operating Officer of PLSB. This Amendment will not alter Employee’s compensation or benefits which will continue to be received pursuant to the terms of the Agreement, except as noted below.

2. Change in Base Salary. Effective January 1, 2005, Employee’s base compensation delineated in section 4(a) of the Agreement shall be changed from $250,000 per year to $275,000 per year, less payroll taxes and withholding required by federal, state or local law and any additional withholding to which Employee agrees in writing. Said Base Salary shall be payable in semi-monthly installments in accordance with Employer’s normal payroll procedures. The Board shall review the Base Salary not less than sixty (60) days prior to January 1, 2006, and thereafter not less than sixty (60) days prior to each new calendar year, and shall determine, in its sole, absolute and unreviewable discretion, whether to increase the Base Salary for the subsequent twelve (12) months of the Employment Term. Any increase in Base Salary so determined by the Board shall become effective January 1 of the respective calendar year. The Base Salary shall be prorated for any partial year in which this Agreement is in effect.

3. Severance Pay. The severance pay provisions contained in sections 5(a), 5(b) and 5(c) of the Employment Agreement are hereby amended to substitute “twenty-four (24) months” instead of “twelve (12) months” of severance pay. As such, in all instances in which Employee would be eligible for severance pay per the Employment Agreement, Employee shall be eligible instead to receive twenty-four (24) months of Employee’s then current Base Salary, as defined in section 4(a) of the Employment Agreement, together with any incentive bonus prorated, if necessary, for a partial year of employment (less payroll taxes and withholding required by any federal, state or local law, any additional withholding to which Employee has agreed, and any outstanding obligations owed by the Employee to Bank). In all other respects, the provisions of the Employment Agreement relating to severance pay upon termination and incentive bonus in section 5 remain unchanged.

4. Affirmation. In order to induce each other to enter into this Amendment, the parties hereby confirm that all terms and provisions of the Agreement have been and continue to be in all respects in full force and effect, and no violation of the terms and conditions of the Agreement has occurred.

5. Amendment. Except as expressly set forth in this Amendment, this Amendment shall not alter, amend, or otherwise modify the terms and provisions of the Agreement. From and after the Effective Date, all references in the Agreement to “the Agreement,” “this Agreement” or any similar reference shall refer to the Agreement as amended by this Amendment. Capitalized words or terms used in this Amendment are defined words or terms, the definitions of which are set forth in the Agreement unless otherwise defined in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

PLACER SIERRA BANK

By:	/s/ Ronald W. Bachli
	Chairman and CEO	/s/ Randall Reynoso
RANDALL REYNOSO

PLACER SIERRA BANCSHARES

By:	/s/ Ronald W. Bachli
Chairman and CEO